UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2010

First Business Financial Services, Inc.
 (Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive, Madison, Wisconsin	53719
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 238-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 25, 2010, the Board of Directors (the “Board”) of First Business Financial Services, Inc. elected Barbara H. Stephens to its Board of Directors. Ms. Stephens was additionally appointed to the Compensation Committee of the Board.

Ms. Stephens is currently Senior Vice President-Human Resources with Bucyrus International, Inc.; a $2.5 billion Milwaukee, Wisconsin based manufacturing company. Prior to joining Bucyrus, Ms. Stephens was Director of Human Resources with Snap-On Tools located in Kenosha, Wisconsin. She has held a variety of managerial and executive level positions in her over 20-year career as a Human Resources professional and has a Master of Science, Education – Workforce, Education and Development from Southern Illinois University, Carbondale.

A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is being furnished herewith:

(99.1)	Press Release of First Business Financial Services, Inc., dated January 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2010	FIRST BUSINESS FINANCIAL SERVICES, INC.

By: /s/ Barbara M. Conley
Barbara M. Conley
Senior Vice President and General Counsel

FIRST BUSINESS FINANCIAL SERVICES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number
99.1	Press Release of First Business Financial Services, Inc., dated January 28, 2010.